SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ----------------------

                                  FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  March 30, 2004


                         FLEETWOOD ENTERPRISES, INC.
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              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-07699                         95-1948322
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(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California    92503-5527
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              (Address of Principal Executive Offices)   (Zip Code)


     Registrant's telephone number, including area code: (909) 351-3500

                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)



Item 5.       Other Events.

     On March 30, 2004, Fleetwood Enterprises, Inc. called for redemption an additional $100,000,000 aggregate liquidation amount of the $150,000,000 series of its 9.5% convertible trust preferred securities. A copy of the press release announcing the redemption is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Fleetwood had previously, on March 9, 2004, called $50,000,000 aggregate liquidation amount of the securities for redemption.

Item 7.      Exhibits.

(c) Exhibits.  The following exhibit is being furnished herewith:

Exhibit 99.1    Press release of Fleetwood Enterprises, Inc. issued March
                30, 2004.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FLEETWOOD ENTERPRISES, INC.



Date:  March 30, 2004                By:   /s/  Leonard J. McGill
                                        --------------------------
                                          Leonard J. McGill
                                          Senior Vice President-Corporate
                                          Finance; Chief Governance Officer


                                                    Exhibit 99.1


FLEETWOOD CAPITAL TRUST III CALLS FOR REDEMPTION
OF REMAINING 9.5% CONVERTIBLE TRUST III PREFERRED SECURITIES

Riverside, Calif., March 30, 2004 - Fleetwood Enterprises, Inc. (NYSE: FLE), the nation's leader in recreational vehicle sales and a leading producer and retailer of manufactured housing, today announced that it has called for the redemption of the remainder of its $150 million issue of 9.5% Convertible Trust III Preferred Securities. The redemption price will be equal to 106.333% of the $50 liquidation amount of each trust security plus accrued and unpaid distributions to, but excluding, the redemption date. On March 10, 2004, the Company announced a partial redemption of $50 million in aggregate liquidation amount of these securities. The redemption date on that earlier call is April 8, 2004.

The Company further announced that since the announcement of the partial call, holders of an aggregate of $102 million liquidation amount of the Trust III securities have agreed in privately negotiated transactions to convert the securities into Fleetwood common stock. Of this amount, $33 million liquidation amount was subject to the initial $50 million call.

In connection with the call for redemption of the remainder of its $150 million issue of Trust III securities, the Company will redeem $103,092,800 aggregate principal amount of its 9.5% Convertible Trust III Subordinated Debentures due 2013 held by its subsidiary, Fleetwood Capital Trust III, and Fleetwood Capital Trust III will redeem the remaining $100,000,000 aggregate liquidation amount of its currently outstanding 9.5% Convertible Trust III Preferred Securities and $3,092,800 of its 9.5% Convertible Common Securities. The Preferred Securities and the Common Securities will be redeemed on April 29, 2004, at a redemption price equal to 106.333% of the $50 liquidation amount of each trust security plus accrued and unpaid distributions to, but excluding, the redemption date.

Each Preferred Security (liquidation amount $50 per security) is convertible into common stock at the rate of 4.826255 shares of common stock (equivalent to a conversion price of $10.36 per share of common stock). Prior to 5:00 p.m., New York City time, on April 28, 2004, holders of Preferred Securities called for redemption may convert their securities into shares of Fleetwood common stock by delivering a conversion request, together with such securities being converted, to The Bank of New York, as conversion agent, in accordance with the terms of the securities. Notice of redemption has been given to the registered holder of the Preferred Securities.

Any Preferred Securities called for redemption on April 29, 2004, that are converted into Fleetwood common stock between March 30, 2004, and 5:00 p.m., New York City time, on April 28, 2004, shall be deemed securities selected for redemption on the redemption date and holders shall not be entitled to receive the redemption price for those securities, nor to have any other securities outstanding on the redemption date redeemed in lieu of such converted securities. On and after the redemption date, distributions on the redeemed securities will no longer accrue, such redeemed securities will no longer be deemed outstanding, and all rights with respect thereto will cease.

Holders of Preferred Securities called for redemption on April 29, 2004, who do not convert their securities into Fleetwood common stock will have such securities redeemed on April 29, 2004. Upon redemption, they will receive 106.333% of the $50 liquidation amount per Preferred Security plus accrued and unpaid distributions to, but excluding, the redemption date. No further distributions will accrue thereafter on Preferred Securities called for redemption.

About Fleetwood
Fleetwood Enterprises, Inc., a Fortune 1000 company headquartered in Riverside, Calif., is a leading manufacturer of a full range of recreational vehicles from motor homes to travel and folding trailers, and is a vertically integrated manufacturer, retailer and financier of manufactured housing. The Company is dedicated to providing quality, innovative products that offer a high value quotient to our customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company's Website at www.fleetwood.com.

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